Exhibit 99.906CERT

CERTIFICATIONS PURSUANT TO SECTION 906

CERTIFICATION

R. Jay Gerken, Chief Executive Officer, and Kaprel Ozsolak, Chief Financial Officer of Western Asset Emerging Markets Floating Rate Fund Inc. (the “Registrant”), each certify to the best of his knowledge that:

1.        The Registrant’s periodic report on Form N-CSR for the period ended August 31, 2008 (the “Form N-CSR”) fully complies with the requirements of section 15(d) of the Securities Exchange Act of 1934, as amended; and

2.                         The information contained in the Form N-CSR fairly presents, in all material respects, the     financial condition and results of operations of the Registrant.

Chief Executive Officer	Chief Financial Officer
Western Asset Emerging Markets	Western Asset Emerging Markets
Floating Rate Fund Inc.	Floating.Rate Fund Inc.

/s/ R. Jay Gerken	/s/ Kaprel Ozsolak
R. Jay Gerken	Kaprel Ozsolak
Date: November 7, 2008	Date: November 7, 2008

This certification is being furnished to the Securities and Exchange Commission solely pursuant to 18 U.S.C. § 1350 and is not being filed as part of the Form N-CSR with the Commission.